EXHIBIT 23


                      CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectus, which is incorporated by reference, and to the use of our report dated January 19, 2001, included in the Quarterly Report (Form 10-Q), as of October 31, 2000, of Excelsior Venture Partners III, LLC.


                                                  ERNST & YOUNG LLP


New York, New York
March 14, 2001